UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2024

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 400
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement.
On February 21, 2024 (the “Effective Date”), Lyft, Inc. (the “Company”) entered into Amendment No. 2 to Revolving Credit Agreement (the “Amendment”), with the other loan parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and certain lenders party thereto, which amends that certain Revolving Credit Agreement, dated as of November 3, 2022, by and among the Company, the Agent and certain lenders party thereto from time to time (as amended by Amendment No. 1 to the Revolving Credit Agreement, dated as of December 12, 2023, the “Existing Agreement,” and the Existing Agreement as amended by the Amendment, the “Amended Agreement”).
The Amendment amends the Existing Agreement to, among other things: (a) solely for the purposes of the financial covenant test, replace total leverage with total net leverage, which allows the Company to subtract the lesser of (i)(x) to the extent Free Cash Flow (as defined in the Company’s most recent Quarterly Reports on Form 10-Q and/or Annual Reports on Form 10-K) for the most recently ended trailing four quarters is greater than $100.0 million, $300.0 million and (y) otherwise, $200.0 million and (ii) the amount of unrestricted cash and cash equivalents (as defined in the Amended Agreement) on its consolidated balance sheet as of the calculation date and (b) permit the Company to repurchase up to a specified amount of the Company’s common stock with the proceeds of a convertible note offering.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01    Other Events.
On February 21, 2024, the Company issued a press release announcing its intention to offer, subject to market and other conditions, $400 million aggregate principal amount of convertible senior notes due 2029 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that was filed with the SEC on February 20, 2024. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Exhibit Description
10.1
Amendment No. 2 to Revolving Credit Agreement, dated as of February 21, 2024, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain other lenders party thereto

99.1	Press release, dated February 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date:	February 21, 2024	/s/ Erin Brewer
Erin Brewer
Chief Financial Officer